EXHIBIT 4

                             SECOND AMENDMENT AGREEMENT
                    TO THE AMENDED AND RESTATED CREDIT AGREEMENT

          Second amendment agreement ("Amendment Agreement") made as of the 31st day of May, l994, by and among THE TIMKEN COMPANY, an Ohio corporation ("Borrower"), SOCIETY NATIONAL BANK ("Society"), successor by merger to Ameritrust Company National Association, the various other commercial banking institutions signatories hereto, together with Society (the "Banks"), and Society, as Agent (the "Agent") for the Banks.

          WHEREAS, Borrower, Banks and Agent are parties to a certain Amended and Restated Credit Agreement dated as of December 31, 1991, as amended by a First Amendment Agreement dated February 26, 1993, which provides, among other things, for a revolving credit in the aggregate principal amount of Three Hundred Million Dollars ($300,000,000) at any one time outstanding, all upon certain terms and conditions (the "Credit Agreement");

          WHEREAS, CANADIAN IMPERIAL BANK OF COMMERCE ("Canadian") desires to withdraw as a lender under the Credit Agreement, and the Banks desire to assume the Commitment of Canadian;

          WHEREAS, Borrower, Banks and Agent desire to further amend the Credit Agreement by extending the Commitment Period to August 31, 1997, by amending Annex A to the Credit Agreement and by making certain other amendments thereto;

          WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Banks and Agent agree as follows:

          1. The Credit Agreement is hereby amended by deleting the definition of "Commitment Period" in Article I in its entirety, and substituting the following in place thereof:

               "'Commitment Period' shall mean the period from the date hereof to August 31, 1997."

          2. The Credit Agreement is hereby amended by deleting the definition of "Consolidated Net Worth" in Article I in its entirety, and substituting the following in place thereof:

               "'Consolidated Net Worth' shall mean the excess of the net book value (after deduction of all applicable reserves and excluding any re-appraisal or write-up of assets) of the assets (other than patents, good will and treasury stock created subsequent to May 1, 1994) plus the absolute dollar amount of consolidated Foreign Currency Translation Adjustment losses (or minus gains) incurred subsequent to January 1, 1993 of Borrower and its Consolidated


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               Subsidiaries over all of their liabilities, as determined on a consolidated basis in accordance with generally accepted accounting principles applied on a basis consistent with their present accounting procedures; provided, that the initial impact of applying any standard pertaining to the financial reporting of pension liabilities or any other material changes in accounting standards prescribed by the Securities and Exchange Commission, the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or any other body prescribing accounting standards which Borrower and its Consolidated Subsidiaries may be required or may elect to follow and promulgated after December 31, l991, shall not be taken into account in computing Consolidated Net Worth hereunder. As used herein, 'Foreign Currency Translation Adjustment' shall mean the exchange rate gain or loss on conversion of net assets located outside of the United States, as reported separately in the "Shareholders Equity" section on Borrower's balance sheet and determined in accordance with generally accepted accounting principles."

          3. The Credit Agreement is hereby amended by deleting the date "August 31, 1996" wherever it appears in Section 2.1, and substituting for that deleted date, the date "August 31, 1997".

          4.   The Credit Agreement is hereby amended by deleting Section
          6.7 in its entirety, and substituting the following in place thereof:

               "SECTION 6.7. NET WORTH. Borrower will not suffer or permit its Consolidated Net Worth at any time to fall below an amount equal to the aggregate of (i) Nine Hundred Million Dollars ($900,000,000), plus (ii) thirty-three and one third percent (33 1/3%) of Borrower's Consolidated Net After-Tax Earnings for each fiscal quarter (other than any fiscal quarter in which Borrower's Consolidated Net After-Tax Earnings is negative), commencing with Borrower's fiscal quarter ending June 30, 1994, calculated on a cumulative basis."

          5. The Credit Agreement is hereby amended by deleting Annex A, and substituting in place thereof, a new Annex A in the form of Annex A attached hereto.

          6. The Credit Agreement is hereby amended by deleting Exhibit A and Exhibit A-1 and substituting in place thereof, new Exhibit A and new Exhibit A-1 in the form of Exhibit A and Exhibit A-1 attached hereto.

          7. Canadian is hereby removed as a Bank under the Credit Agreement and from the date hereof shall have no further rights or obligations thereunder. Canadian hereby agrees to promptly return its Notes marked "Cancelled" to Borrower.

          8. Concurrently with the execution of this Amendment Agreement, Borrower shall execute and deliver to each Bank (other than


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          Canadian) a Revolving Credit Note (Prime Rate Loans and Domestic
          Fixed Rate Loans) and a Revolving Credit Note (LIBOR Loans), each dated of even date hereof, and being in the form and substance of Exhibit A and Exhibit A-1 attached hereto with the blanks appropriate filled. After receipt of such new promissory notes, each Bank will mark the promissory notes being replaced hereby "Replaced" and return the same to Borrower.

          9. Borrower hereby represents and warrants to Bank that (a) Borrower has the legal power and authority to execute and deliver this Amendment Agreement; (b) the officials executing this Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) as of the date of this Amendment Agreement, the representations and warranties contained in Article VII of the Credit Agreement are true and correct, and (e) this Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

          10. No Possible Default exists under the credit agreement, nor will any occur immediately after the execution and delivery of this Amendment Agreement by the performance or observance of any provision hereof.

          11. Each reference to the credit agreement that is made in the credit agreement or any other writing shall hereafter be construed as a reference to the credit agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the credit agreement shall remain in full force and effect and be unaffected hereby.

          12. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio.

          13. This Amendment Agreement may be executed in any number of counterparts each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument. After execution of this Amendment Agreement by all the parties hereto, this Amendment Agreement shall be effective as of May 31, 1994.











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          THE TIMKEN COMPANY                 SOCIETY NATIONAL BANK,
                                             individually and as Agent
          By:  /s/ G. E. Little
               ____________________________  By:  /s/ J. R. MacDonald
          and  ____________________________       ________________________


          MORGAN GUARANTY TRUST COMPANY      THE BANK OF NEW YORK
          OF NEW YORK

          By:  /s/ T. S. Broadbent           By:  /s/ J. M. Lokay, Jr.
               ____________________________       ________________________


          THE BANK OF NOVA SCOTIA            BANK ONE, AKRON, N.A.

          By:  /s/ A. S. Norsworthy          By:  /s/ B. McRae, Jr.
               ____________________________       ________________________


          CREDIT SUISSE                      MELLON BANK, N.A.

          By:  /s/ W. R. Ziglar              By:  /s/ D. R. Finney
               ____________________________       _________________________


          NATIONSBANK OF NORTH               NBD BANK, N.A.
          CAROLINA, N.A.

          By:  /s/ J. Johnston               By:  /s/ L. A. Ferris
               ____________________________       _________________________


          THE NORTHERN TRUST COMPANY         CANADIAN IMPERIAL BANK OF
                                             COMMERCE

          By:  /s/ R. Jones                  By:  /s/ M. A. Thompson
               ____________________________       _________________________


          MIDLAND BANK, PLC


          By:  /s/ D. M. Phillips
               ____________________________












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                                       ANNEX A


                        Banking Institutions Parties to the
                        Amended and Restated Credit Agreement
                   Dated as of December 31, 1991, as amended, with The Timken Company; Commitments and Percentages


          Name of Bank                  Maximum Amount      Percentages
          _________________________     ______________      ___________

          SOCIETY NATIONAL BANK         $ 44,906,000          14.969

          MORGAN GUARANTY TRUST
            COMPANY OF NEW YORK           36,826,000          12.2753333

          THE BANK OF NEW YORK            24,252,000           8.084

          THE BANK OF NOVA SCOTIA         24,252,000           8.084

          BANK ONE, AKRON, N.A.           24,252,000           8.084

          CREDIT SUISSE                   24,252,000           8.084

          MELLON BANK, N.A.               24,252,000           8.084

          NBD BANK, N.A.                  24,252,000           8.084

          THE NORTHERN TRUST COMPANY      24,252,000           8.084

          NATIONSBANK OF NORTH
            CAROLINA, N.A.                24,252,000           8.084

          MIDLAND BANK, PLC               24,252,000           8.084
                                        ____________          ______


                            TOTALS      $300,000,000          100.00

















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                                                             EXHIBIT A


                                REVOLVING CREDIT NOTE

                  (Prime Rate Loans and Domestic Fixed Rate Loans)

          $ _____________                                   Canton, Ohio
                                                            May___, 1994

                FOR VALUE RECEIVED, the undersigned, THE TIMKEN COMPANY,
          an Ohio corporation (the "Borrower"), promises to pay on August 31, 1997, to the order of
          _________________________________________________________________
          (the "Bank") at the Main Office of Society National Bank, Agent, 127 Public Square, Cleveland, Ohio 44114-1306, the principal sum of

          _________________________________________________________DOLLARS

          or the aggregate unpaid principal amount of all Prime Rate Loans and all Domestic Fixed Rate Loans evidenced by this note made by the Bank to the Borrower pursuant to Section 2.1 of the credit agreement hereinafter referred to, whichever is less, in lawful money of the United States of America. Capitalized terms used herein shall have the meanings ascribed to them in said credit agreement.

                The Borrower promises also to pay interest on the unpaid principal amount of each such loan from time to time outstanding from the date of such loan until the payment in full thereof at the rates per annum which shall be determined in accordance with the provisions of Section 2.1 of the credit agreement. Said interest shall be payable on each date provided for in said
          Section 2.1; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

                The portions of the principal sum hereof from time to time representing Prime Rate Loans and Domestic Fixed Rate Loans, and payments of principal of either thereof, will be shown on the grid(s) attached hereto and made a part hereof. All loans by the Bank to the Borrower pursuant to the credit agreement (except LIBOR Loans) and all payments on account of principal hereof shall be recorded by the Bank prior to transfer hereof and endorsed on such grid(s).

                If this note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the credit agreement hereinafter referred to, the principal hereof and the unpaid interest thereon shall bear interest, until paid, for Prime Rate Loans and Domestic Fixed Rate Loans at a rate per annum which shall be two per cent (2%) above the Prime Rate from time to time in effect. All payments of principal of and


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          interest on this note shall be made in immediately available funds.

                This note is one of the Revolving Credit Notes referred to in the amended and restated credit agreement dated as of December 31, 1991, as amended, between the Borrower, the banks named therein and Society National Bank, as Agent, as may be amended from time to time. Reference is made to such credit agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this note due prior to its stated maturity, and other terms and conditions upon which this note is issued.


          Address:1835 Dueber Avenue            THE TIMKEN COMPANY
                  Canton, Ohio  44706

                                                By:____________________

                                                and____________________




































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                                                               EXHIBIT A-1


                                REVOLVING CREDIT NOTE

                                    (LIBOR Loans)


          $_________________                                  Canton, Ohio
                                                             May ___, l994

                FOR VALUE RECEIVED, the undersigned, THE TIMKEN COMPANY, an Ohio corporation (the "Borrower"), promises to pay on August 31, 1997, to the order of
          _______________________________________________________________
          (the "Bank") at the Main Office of Society National Bank, Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

          ________________________________________________________ DOLLARS

          or the aggregate unpaid principal amount of all LIBOR Loans evidenced by this note made by the Bank to the Borrower pursuant to Section 2.1 of the credit agreement hereinafter referred to, whichever is less, in lawful money of the United States of America. Capitalized terms used herein shall have the meanings ascribed to them in said credit agreement.

                The Borrower promises also to pay interest on the unpaid principal amount of each such loan from time to time outstanding from the date of such loan until the payment in full thereof at the rates per annum which shall be determined in accordance with the provisions of Section 2.1 of the credit agreement. Said interest shall be payable on each date provided for in said
          Section 2.1; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

                The portions of the principal sum hereof from time to time representing LIBOR Loans, and payments of principal thereof, will be shown on the grid(s) attached hereto and made a part hereof. All LIBOR Loans by the Bank to the Borrower pursuant to the credit agreement and all payments on account of principal hereof shall be recorded by the Bank prior to transfer hereof and endorsed on such grid(s).

                If this note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the credit agreement hereinafter referred to, the principal hereof and the unpaid interest thereon shall bear interest, until paid, for LIBOR Loans at a rate per annum which shall be two per cent (2%) above the Prime Rate from time to time in effect. All payments



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          of principal of and interest on this note shall be made in immediately available funds.

                This note is one of the Revolving Credit Notes referred to in the amended and restated credit agreement dated as of December 31, 1991, as amended, between the Borrower, the banks named therein and Society National Bank, as Agent, as may be amended from time to time. Reference is made to such credit agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this note due prior to its stated maturity, and other terms and conditions upon which this note is issued.


          Address:1835 Dueber Avenue            THE TIMKEN COMPANY
                  Canton, Ohio  44706

                                                By:____________________

                                                and_____________________




































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